UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2018 (August 7, 2018)

LINN ENERGY, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51719	83-1207960
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 7, 2018 (the “Distribution Date”), Linn Energy, Inc. (“Linn” or the “Company”) completed the previously announced spin-off of Riviera Resources, Inc. (“Riviera”) from the Company through the pro rata distribution of all of the shares of Riviera’s outstanding common stock to the Company’s stockholders (the “Spin-Off”). In conjunction with the completion of the Spin-Off, the Company entered into a Separation and Distribution Agreement, a Tax Matters Agreement and Transition Services Agreement with Riviera to govern the relationship of the parties following the Spin-Off.

Separation and Distribution Agreement

On the Distribution Date, the Company entered into the Separation and Distribution Agreement with Riviera that provided for the allocation of assets and liabilities between the Company and Riviera and establishes certain rights and obligations between the parties following the Spin-Off.

Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement provided for the transfers of assets and assumptions of liabilities that are necessary in connection with the Spin-Off so that (i) Riviera was allocated all of the pre-Spin-Off assets and related liabilities of the Company, other than the Company’s 50% equity interest in Roan Resources, LLC (“Roan”) and any related liabilities, and (ii) the Company was allocated its 50% equity interest in Roan and any related liabilities. In particular, the Separation and Distribution Agreement provided that, subject to the terms and conditions contained in the Separation and Distribution Agreement:

•	“Riviera assets”, including, but not limited to, the following were retained by or transferred to Riviera:

•	all of the equity interests of each subsidiary of the Company, other than Roan;

•	any and all assets reflected on the audited consolidated balance sheet of Riviera;

•	all of the pre-Spin-Off assets of the Company, other than the Company’s 50% equity interest in Roan and certain other immaterial assets; and

•	any and all other assets primarily relating to or used in the business of the Company prior to the Spin-Off, other than the Roan business.

•	“Riviera liabilities”, including, but not limited to, the following were retained by or transferred to Riviera:

•

any and all liabilities (whether accrued, contingent or otherwise, and subject to certain exceptions) to the extent primarily related to, arising out of or resulting from (a) the operation or conduct of the business of the Company prior to the Spin-Off, other than the Roan business, or (b) the Riviera assets;

•

any and all liabilities (whether accrued, contingent or otherwise) relating to, arising out of, or resulting from any indebtedness of Riviera or any indebtedness secured by any of the Riviera assets; and

•

any and all liabilities (whether accrued, contingent or otherwise) reflected on the audited consolidated balance sheet of Riviera included in the prospectus dated July 26, 2018 and filed with the Securities and Exchange Commission (the “SEC”) on that date pursuant to Rule 424(b).

•

“Linn liabilities”, referring generally to all liabilities (whether accrued, contingent or otherwise, and subject to certain exceptions) related to the Company’s 50% equity interest in Roan, were retained by the Company.

The allocation of liabilities with respect to taxes were solely covered by the Tax Matters Agreement, described below.

Further Assurances. To the extent that any transfers of assets or assumptions of liabilities contemplated by the Separation and Distribution Agreement have not been consummated on or prior to the Distribution Date, the parties agreed to cooperate with each other and use commercially reasonable efforts to effect such transfers or assumptions as promptly as practicable following the Distribution Date.

Representations and Warranties. In general, neither the Company nor Riviera made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with such transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents, or any other matters. Except as expressly set forth in the Separation and Distribution Agreement, any ancillary agreement or other specified agreements, all assets were (and if applicable, will be) transferred on an “as is,” “where is” basis.

The Distribution. The Separation and Distribution Agreement governs certain rights and obligations of the parties regarding the Spin-Off and certain actions that occurred prior to the Spin-Off, such as the election of officers and directors and the adoption of Riviera’s certificate of incorporation and bylaws. Prior to the Spin-Off, Riviera delivered all the issued and outstanding shares of Riviera common stock to the distribution agent. Following the Distribution Date, the distribution agent electronically delivered the shares of Riviera common stock to the Company’s stockholders based on each holder of Linn common stock receiving one share of Riviera common stock for each share of Linn common stock held as of August 3, 2018 (the “Record Date”).

Release of Claims and Indemnification. The Company and Riviera agreed to broad releases pursuant to which they each released the other and certain related persons specified in the Separation and Distribution Agreement from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or alleged to occur or to have failed to occur or any conditions existing or alleged to exist at or prior to the time of the Spin-Off. These releases are subject to certain exceptions set forth in the Separation and Distribution Agreement and ancillary agreements.

The Separation and Distribution Agreement provides for cross-indemnities that, except as otherwise provided in the Separation and Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of Riviera’s business with Riviera, and financial responsibility for the obligations and liabilities of the Roan business with the Company. Specifically:

•

the Company will and will cause its subsidiaries to indemnify, defend and hold harmless Riviera, its subsidiaries and each of their respective affiliates (and the respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing) from all indemnifiable losses of such indemnitees, arising out of, by reason of or otherwise in connection with (a) the Linn liabilities, (b) any misstatement of or omission to state a material fact contained in Riviera’s or its subsidiaries’ public filings, only to the extent the misstatement or omission is based upon written information that was furnished by the Company or its subsidiaries (or incorporated by reference from a filing of the Company or its subsidiaries) and then only to the extent the statement or omission was made or occurred after the Spin-Off and relates to Roan or its business, or (c) any breach by the Company or its subsidiaries of any provision of the Separation and Distribution Agreement or any ancillary agreement unless such ancillary agreement expressly provides for separate indemnification therein, in which case any such indemnification claims will be made thereunder; and

•

Riviera will and will cause its subsidiaries to indemnify, defend and hold harmless the Company, its subsidiaries and each of their respective affiliates (and the respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing) from all indemnifiable losses of such indemnitees, arising out of, by reason of or otherwise in connection with (a) the Riviera liabilities, (b) any misstatement of or omission to state a material fact contained in the Company’s or its subsidiaries’ public filings, only to the extent the misstatement or omission is based upon written information that was furnished by Riviera or its subsidiaries (or incorporated by reference from a filing of Riviera or its subsidiaries), (c) any breach by Riviera of any provision of the Separation and Distribution Agreement or any ancillary agreement unless such ancillary agreement expressly provides for separate indemnification therein, in which case any such indemnification claims will be made thereunder, or (d) any claims, demands or liabilities (whether accrued, contingent or otherwise) arising out of the Spin-Off that would not otherwise constitute Linn liabilities, including (without limitation) any claims or demands made by any shareholder of the Company or Riviera.

The amount of each party’s indemnification obligations will be subject to reduction by any insurance proceeds received by the party being indemnified. The Separation and Distribution Agreement also specifies procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes is governed solely by the Tax Matters Agreement.

Other Matters Governed by the Separation and Distribution Agreement. The Separation and Distribution Agreement includes customary covenants regarding access to information, maintenance of insurance, dispute resolution, confidentiality, and treatment of expenses to be incurred by the Company prior to any consolidation with Roan (including advancement and reimbursement provisions).

The foregoing description of the Separation and Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated by reference herein.

Tax Matters Agreement

On the Distribution Date, the Company entered into a Tax Matters Agreement with Riviera that governs the respective rights, responsibilities and obligations of the Company and Riviera after the Spin-Off with respect to tax liabilities and benefits, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns. Because Riviera was previously a subsidiary of the Company, it had and continues to have several liability with the Company to the IRS for the combined U.S. federal income taxes of the Company consolidated group relating to the taxable periods in which Riviera was part of that group (including any U.S. federal income taxes arising as a result of the Spin-Off). The Tax Matters Agreement specifies the portion of this tax liability for which the parties will bear responsibility and generally provides that Riviera is liable for substantially all such liabilities. Although valid as between the parties, the Tax Matters Agreement will not be binding on the IRS.

The foregoing description of the Tax Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Transition Services Agreement

On the Distribution Date, the Company entered into a Transition Services Agreement with Riviera under which Riviera will provide the Company with certain services for a limited time to help ensure an orderly transition following the Spin-Off.

Pursuant to the Transition Services Agreement, Riviera agreed to provide the Company with certain finance, financial reporting, information technology, investor relations, legal, payroll, tax and other services. Riviera will reimburse the Company for, or pay on the Company’s behalf, all direct and indirect costs and expenses incurred by the Company during the term of the agreement in connection with the fees for any such services. In addition, from time to time during the term of the agreement, the Company and Riviera may mutually agree on additional services to be provided.

The services to be provided by Riviera under the Transition Services Agreement will, subject to certain exceptions, be provided to the Company following the Spin-Off until the earlier of (x) December 31, 2018 or (y) the closing date as set forth in any reorganization agreement entered into by and between the Company and Roan. The Company may terminate any services upon 30-days advance notice to Riviera. Each party also has the right to terminate the agreement if the other party breaches any of its obligations under the agreement, subject to providing notice and opportunity to cure, solely with respect to service or services impacted by the breach.

Riviera agreed to provide the services in a professional and workmanlike manner, and at a level of service substantially similar to the level of service with which the services were provided to the Company (where applicable) since August 31, 2017.

The Transition Services Agreement generally provides that each party will bear its own risks with respect to the receipt and provision of the transition services, with limited exceptions for items such as the other party’s gross negligence or willful misconduct.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description of the Separation and Distribution Agreement under Item 1.01 above is hereby incorporated into this Item 2.01. At 5:00 p.m. Eastern time on the Distribution Date, the Company completed the Spin-Off of Riviera and distributed, on a pro rata basis, all of the shares of Riviera common stock to the Company’s stockholders of record as of the Record Date. On the Distribution Date, the Company’s stockholders received one share of Riviera common stock for each share of Linn common stock held at the close of business on the Record Date (except as otherwise described below in Item 5.02 under the caption “Spin-Off Compensation Arrangements”).

As a result of the Spin-Off, Riviera is now as an independent reporting company trading on the OTCQX Market under the symbol “RVRA”.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Officers

As previously disclosed on April 18, 2018, each of Mark E. Ellis and David B. Rottino has retired or resigned, respectively, from the Company’s Board of Directors (the “Board”), effective immediately following the consummation of the Spin-Off. In addition, as previously disclosed on April 18, 2018, each of Mr. Ellis, the Company’s President and Chief Executive Officer, and Candice J. Wells, the Company’s Senior Vice President, General Counsel and Corporate Secretary, has retired or departed, respectively, from his or her positions with the Company, effective immediately following the consummation of the Spin-Off.

Each of Mr. Ellis, Mr. Rottino and Ms. Wells has indicated to the Board that his or her departure from the Board or the Company, as applicable, is not due to any disagreement with the Company or its management with respect to any matter relating to the Company’s operations, policies or practices. As indicated below, Mr. Rottino’s resignation from the Board occurs in connection with his appointment as President and Chief Executive Officer of the Company.

Appointment of Officers

On the Distribution Date, effective immediately following consummation of the Spin-Off, the Board appointed David B. Rottino as President and Chief Executive Officer of the the Company, James G. Frew as Executive Vice President and Chief Financial Officer of the Company, and Darren Schluter as Executive Vice President, Finance, Administration and Chief Accounting Officer of the Company. Each officer of the Company also serves as an officer of Riviera, and Riviera will provide any compensation to such officers for their service as officers of Riviera. Such individuals will not receive any additional compensation for their services as officers of the Company.

David B. Rottino most recently served as the Company’s Executive Vice President and Chief Financial Officer and as a member of the Company’s Board from February 2017 to August 2018. Since April 2018, he has also served as Riviera’s President and Chief Executive Officer. Mr. Rottino previously served the Company’s predecessor, Linn Energy, LLC, as Executive Vice President and Chief Financial Officer from August 2015 to February 2017, as Executive Vice President, Business Development and Chief Accounting Officer from January 2014 to August 2015, as Senior Vice President of Finance, Business Development and Chief Accounting Officer from July 2010 to January 2014, and as Senior Vice President and Chief Accounting Officer from June 2008 to July 2010.

James G. Frew most recently served as the Company’s Vice President, Marketing and Midstream from February 2017 to August 2018. Since April 2018, he has also served as Riviera’s Executive Vice President and Chief Financial Officer. Mr. Frew previously served the Company’s predecessor, Linn Energy, LLC, as Vice President, Marketing and Midstream, from 2014 to February 2017, and as Director, Strategy, Planning and Business Development from 2011 to 2014.

Darren Schluter most recently served as the Company’s Vice President and Controller from July 2017 to August 2018. Since April 2018, he has also served as Riviera’s Executive Vice President, Finance, Administration and Chief Accounting Officer. Mr. Schluter previously served the Company’s predecessor, Linn Energy, LLC, as Controller from February 2007 to July 2010.

Spin-Off Compensation Arrangements

Each of the Company’s named executive officers held Linn equity awards immediately prior to the Spin-Off. On the Distribution Date, (i) each of the Company’s named executive officers who held then-outstanding Linn restricted stock units received one restricted stock unit with respect to Riviera common stock in respect of each such outstanding Linn restricted stock unit, (ii) all of such named executive officers’ outstanding but unvested Linn restricted stock units fully vested, without pro-ration, and were settled in Linn common stock, and (iii) Mr. Rottino fully vested in his existing shares of restricted Linn common stock and received a corresponding number shares of Riviera restricted common stock.

In addition, as previously disclosed, each of Mr. Ellis, Mr. Rottino, Ms. Wells, and certain former executives of the Company (collectively, the “Linn Executives”) had the contractual right to make a one-time election to sell a portion of their vested shares of Linn common stock (including those that vested in connection with any termination of employment) to the Company. On the Distribution Date, immediately prior to the consummation of the Spin-Off and in accordance with the exercise of such elections, the Company purchased from the Linn Executives and immediately cancelled 2,477,834 shares of Linn common stock (the “Repurchased Shares”) pursuant to the terms of the Linn Executives’ previously disclosed separation or other arrangements. No shares of Riviera common stock were distributed in respect of any Repurchased Shares.

Item 8.01	Other Events.

On the Distribution Date, the Company issued a press release announcing the completion of the Spin-Off. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)    Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2018, which gives effect to the Spin-Off as if it had been completed as of June 30, 2018, the unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2018, which gives effect to the Spin-Off as if it had been completed as of January 1, 2018, and the unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 2017, which give effect to (i) the Spin-Off, (ii) the transaction in which the Company and Citizen Energy II, LLC each contributed to Roan certain upstream assets located in Oklahoma, (iii) the sale of the Company’s interest in properties located in western Wyoming to Jonah Energy LLC and (iv) the Company’s plan of reorganization and fresh start accounting, as if each had been completed as of January 1, 2018, are attached as Exhibit 99.2 hereto and incorporated herein by reference.

(d)    Exhibits.

Exhibit Number	Description

2.1#	Separation and Distribution Agreement, dated August 7, 2018, between Linn Energy, Inc. and Riviera Resources, Inc.

10.1	Tax Matters Agreement, dated August 7, 2018, between Linn Energy, Inc., Riviera Resources, Inc. and the subsidiaries of Riviera Resources, Inc. party thereto.

10.2	Transition Services Agreement, dated August 7, 2018, between Linn Energy, Inc. and Riviera Resources, Inc.

99.1	Press release, dated August 7, 2018.

99.2	Pro forma financial information of Linn Energy, Inc.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, INC.

Dated: August 10, 2018	By:	/s/ David B. Rottino
Name: David B. Rottino Title: President and Chief Executive Officer